Exhibit 99.1

Paragon 28 Reports First Quarter 2022 Financial Results and Increases 2022 Net Revenue Guidance

ENGLEWOOD, Colo., May 9, 2022 -- Paragon 28, Inc. (NYSE: FNA) (“PARAGON”), a leading medical device company exclusively focused on the foot and ankle orthopedic market, today reported financial results for the quarter ended March 31, 2022 and updated its 2022 revenue guidance.

Financial Highlights

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Net revenue $41.4 million for the first quarter of 2022, representing growth of 25% over the first quarter of 2021
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U.S. revenue for the first quarter of 2022 was $36.0 million dollars, representing growth of 24% over the first quarter of 2021. Despite Covid-19 headwinds in January and early February, performance in the quarter was driven by continued strong commercial execution and contribution from new products, an expanded surgeon customer base, and increased sales rep productivity.
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International revenue for the first quarter of 2022 was $5.4 million dollars, representing growth of 35% over the first quarter of 2021. Growth in the quarter was driven primarily by strong performances in South Africa and the United Kingdom.
•
Gross margin 83.6% for the first quarter 2022 compared to 80.5% for the first quarter of 2021, reflecting lower excess and obsolete inventory expense.
•
Operating expenses $43.0 million for the first quarter of 2022 compared to $26.9 million for the first quarter of 2021, reflecting an increase in Smart28 R&D investments, sales and marketing initiatives - including greater than 600 surgeons trained in the first quarter of 2022, and increased investments in sales force expansion. Plus, increased costs related to becoming a publicly traded company.
•
Net loss $9.2 million for the first quarter of 2022 compared to net loss $0.5 million for the first quarter of 2021.
•
Adjusted EBITDA for the first quarter of 2022 was negative $3.3 million compared to a $2.3 million gain in the first quarter of 2021.

“I am extremely proud of P28’s performance in the first quarter, which was driven by focused investments in product development and sales force expansion supported by best-in-class medical education”, said Albert DaCosta, Chairman and Chief Executive Officer. “We will continue to prioritize these investments to drive improvements in patient outcomes.”

2022 Financial Guidance

The Company expects full year 2022 net revenue to be in a range of $171.0 million to $175.0 million, representing growth of 16% to 19% compared to the full year 2021.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed, actual results may differ materially.

Webcast and Conference Call Information

Paragon 28 will host a conference call to discuss first quarter 2022 financial results on Monday, May 9, 2022, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (844)-200-6205 for domestic callers or (646)-904-5544 for international callers, using conference ID: 990038. Live audio of the webcast will be available on the “Investors” section of the company’s website at ir.paragon28.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Paragon 28, Inc.

Based in Englewood, Colo., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, hallux valgus (bunions), hammertoe, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, charcot foot and orthobiologics. The company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients and its estimated range of net revenue for the full year 2022. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward‐looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward‐looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward‐looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in Paragon 28’s filings with the Securities and Exchange Commission (the “SEC”), including Paragon 28’s annual report on Form 10-K filed with the SEC on March 8, 2022. Paragon 28 does not undertake any obligation to update forward‐looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward‐looking statements contained herein. These forward-looking statements should not be relied upon as representing Paragon 28’s views as of any date subsequent to the date of this press release. Paragon 28’s results for the quarter ended March 31, 2022 are not necessarily indicative of our operating results for any future periods.

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes.

We believe that Adjusted EBITDA, together with a reconciliation to net income, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

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other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

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although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

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Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock based compensation; and

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Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures.

Investor Contact:

Gilmartin Group

Matt Bacso, CFA

Matt.bacso@gilmartinir.com

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$93,647	$109,352
Trade receivables, less allowance for doubtful accounts of $1,310 and $1,032, respectively	27,653	25,939
Inventories, net	43,185	40,241
Income taxes receivable	622	920
Other current assets	3,448	3,078
Total current assets	168,555	179,530

Property and equipment, net	51,850	32,181

Intangible assets, net	21,350	16,505
Goodwill	26,672	6,329

Deferred income taxes	303	—

Total assets	$268,730	$234,545

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,877	$13,028
Accrued expenses	17,827	18,232
Other current liabilities	7,433	1,929
Current maturities of long-term debt	781	153
Income taxes payable	492	615
Total current liabilities	38,410	33,957

Long-term liabilities:
Long-term debt net, less current maturities	42,471	7,476
Other long-term liabilities	2,518	840
Deferred income taxes	302	78
Income taxes payable	527	—
Total liabilities	84,228	42,351

Commitments and contingencies (Note 12)

Stockholders' equity:
Common stock, $0.01 par value, 300,000,000 shares authorized; 77,362,681 and 77,360,806 shares issued, and 76,449,162 and 76,447,287 shares outstanding as of March 31, 2022 and December 31, 2021, respectively	763	763
Additional paid in capital	199,736	197,868
Accumulated deficit	(9,699)	(463)
Accumulated other comprehensive income	(316)	8
Treasury stock, at cost; 913,519 shares as of March 31, 2022 and December 31, 2021	(5,982)	(5,982)
Total stockholders' equity	184,502	192,194
Total liabilities & stockholders' equity	$268,730	$234,545

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Net revenue	$41,371	$33,104
Cost of goods sold	6,791	6,441
Gross profit	34,580	26,663

Operating expenses
Research and development costs	5,773	3,549
Selling, general, and administrative	37,242	23,396
Total operating expenses	43,015	26,945

Operating loss	(8,435)	(282)

Other expense
Other expense	(101)	(27)
Interest expense, net	(668)	(64)
Total other expense	(769)	(91)

Loss before income taxes	(9,204)	(373)
Income tax expense	32	154

Net loss	$(9,236)	$(527)
Less: cumulative dividends on Series B convertible preferred stock	—	(469)
Net loss attributable to common stockholders	$(9,236)	$(996)
Foreign currency translation adjustment	(324)	(538)
Comprehensive loss	$(9,560)	$(1,534)
Weighted average number of common stocks outstanding:
Basic	76,447,454	46,852,175
Diluted	76,447,454	46,852,175
Net loss per share attributable to common stockholders:
Basic	$(0.12)	$(0.02)
Diluted	$(0.12)	$(0.02)

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(9,236)	$(527)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,030	1,739
Allowance for doubtful accounts	600	205
Provision for (reversal of) excess and obsolete inventories	(643)	977
Stock-based compensation	2,122	858
Amortization of debt issuance costs	71	17
Change in fair value of earnout liabilities	80	—
Deferred income taxes	(340)	88
Loss on disposal of property and equipment	898	170
Other	(322)	159
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	(2,240)	527
Inventories	(2,329)	(3,979)
Other current assets	(3)	(191)
Accounts payable	(1,178)	1,517
Accrued expenses and other current liabilities	(682)	1,852
Income tax receivable/payable	669	274
Net cash (used in) provided by operating activities	(9,503)	3,686

Cash flows from investing activities
Purchases of property and equipment	(23,036)	(3,033)
Proceeds from sale of property and equipment	305	191
Purchases of intangible assets	(704)	(173)
Acquisition of Disior, net of cash received	(18,201)	—
Net cash used in investing activities	(41,636)	(3,015)

Cash flows from financing activities
Proceeds from draw down on term loan	20,000	—
Proceeds from issuance of long-term debt	16,000	—
Payments on long-term debt	(37)	(560)
Payments of debt issuance costs	(405)	—
Proceeds from issuance of common stock	—	1,001
Payments on treasury stock repurchased	—	(561)
Proceeds from exercise of stock options	12	98
Net cash provided by (used in) financing activities	35,570	(22)

Effect of exchange rate changes on cash	(136)	(470)
Net (decrease) increase in cash	(15,705)	179
Cash at beginning of period	109,352	17,501
Cash at end of period	$93,647	$17,680

PARAGON 28, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net loss	$(9,236)	$(527)
Interest expense	668	64
Income tax expense	32	154
Depreciation and amortization expense	3,030	1,739
Stock based compensation expense	2,122	858
Change in fair value of earnout liability (1)	80	—
Adjusted EBITDA	$(3,304)	$2,288

(1) Represents non-cash change in the fair value of earnout liability for the three months ended March 31, 2022